EXHIBIT 3

                            MARGO NURSERY FARMS, INC.
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

         Margo Nursery Farms, Inc. (the "Corporation"), a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, does hereby certify:

                  FIRST: That pursuant to unanimous written consent of the Board of Directors dated as of April 23, 1998, resolutions were duly adopted setting forth a proposed amendment to Certificate of Incorporation of the Corporation and declaring said amendment advisable.

                  SECOND: The amendment adopted is as follows:

                           Article FIRST of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

                           "FIRST: NAME OF CORPORATION. The name of this
                  Corporation is Margo Caribe, Inc. (the "Corporation")."

                  THIRD: That said amendment has been consented to and authorized by a majority of all the issued and outstanding capital stock of the Corporation at a meeting of the stockholders of the Corporation held on May 29, 1998.

                  FOURTH: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Article 8.02 of the General Corporation Law of Puerto Rico.

                  IN WITNESS WHEREOF, Margo Nursery Farms, Inc. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Michael J. Spector, its President and by Margaret D. Spector, its Secretary, this 29th day of May, 1998.

                                                        /S/ MICHAEL J. SPECTOR
                                                      --------------------------
                                                 Name:   Michael J. Spector
                                                Title:       President

                                                         /S/ MARGARET D. SPECTOR
                                                       -------------------------
                                                 Name:   Margaret D. Spector
                                                Title:        Secretary